                                   EXHIBIT 11

                 DURAMED PHARMACEUTICALS, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                             Three months ended                     Nine months ended
                                                                 September 30,                        September 30,
                                                             1997             1996               1997                1996
                                                             ----             ----               ----                ----
Primary:
Weighted average common shares
     outstanding                                          15,384,609        10,850,555         14,957,717          9,850,047
Assumed conversion of preferred
     shares to common shares                                   *                 *                  *                   *
Net effect of dilutive stock options
     and warrants - based on treasury
     stock method using the average
     market price                                              *                 *                  *                   *
                                                         -----------      ------------       ------------       ------------

Totals                                                    15,384,609        10,850,555         14,957,717          9,850,047
                                                         ===========      ============       ============       ============

Net loss                                                 $(3,295,937)     $(13,922,205)      $(13,549,384)      $(18,233,954)
                                                         ===========      ============       ============       ============

Per share amount                                              $(0.21)           $(1.28)            $(0.91)            $(1.85)
                                                         ===========      ============       ============       ============


Fully diluted:
Weighted average common shares
     outstanding                                          15,384,609        10,850,555         14,957,717          9,850,047
Assumed conversion of preferred
     shares to common shares                                   *                 *                  *                   *
Net effect of dilutive stock options
     based on treasury stock method
     using the year-end market price,
     if higher than average market price                       *                 *                  *                   *
                                                         -----------      ------------       ------------       ------------


Totals                                                    15,384,609        10,850,555         14,957,717          9,850,047
                                                         ===========      ============       ============       ============

Net loss                                                 $(3,295,937)     $(13,922,205)      $(13,549,384)      $(18,233,954)
                                                         ===========      ============       ============       ============

Per share amount                                              $(0.21)           $(1.28)            $(0.91)            $(1.85)
                                                         ===========      ============       ============       ============

*Conversion of stock options and preferred shares not assumed in the computations because their effect is antidilutive.